Exhibit 8.3

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     The  Fund  Participation  Agreement,  dated  as of May  13,  1997,  between
American Fidelity Assurance Company, and each of Dreyfus Variable Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) (the "Agreement") is hereby amended to add Dreyfus Investment Portfolios as a party, as of the effective date of this agreement, and as follows:

     Exhibit A is hereby amended to read in its entirety as follows:

                                   "EXHIBIT A
                           LIST OF PARTICIPATING FUNDS

                        Dreyfus Variable Investment Fund
                  Growth and Income Portfolio - Initial Shares
                 Small Company Stock Portfolio - Initial Shares
                 International Value Portfolio - Initial Shares

                    Dreyfus Stock Index Fund - Initial Shares

          The Dreyfus Socially Responsible Growth Fund, Inc. - Initial
                                     Shares

                          Dreyfus Investment Portfolios
                  Technology Growth Portfolio - Initial Shares"


All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Effective Date:  March 1, 2001

AMERICAN FIDELITY ASSURANCE COMPANY

By:  /s/ JOHN W. REX

Name:     John W. Rex

Title:    President


DREYFUS STOCK INDEX FUND

By:  /s/ STEVEN F. NEWMAN

Name:     Steven F. Newman

Title:    Secretary

DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

By:  /s/ STEVEN F. NEWMAN

Name:     Steven F. Newman

Title:    Secretary

DREYFUS INVESTMENT PORTFOLIOS

By:  /s/ STEVEN F. NEWMAN

Name:     Steven F. Newman

Title:    Secretary